As filed with the Securities and Exchange Commission on November 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UROVANT SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Urovant Sciences Ltd. 2017 Equity Incentive Plan, as Amended and Restated
(Full title of the plan)

Christine G. Ocampo

Senior Vice President and Chief Accounting Officer

Urovant Sciences, Inc.

5151 California Avenue, Suite 250

Irvine, CA 92617

(949) 226-6029

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Frank F. Rahmani

John T. McKenna

Alison A. Haggerty

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Shares, $0.000037453 par value per common share	1,212,916 shares(2)	$7.735	$9,381,906	$1,138

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant (“Common Shares”) that become issuable under the Urovant Sciences Ltd. 2017 Equity Incentive Plan, as amended and restated (the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)	Represents additional Common Shares reserved for future issuance under the 2017 Plan by reason of the automatic increase provisions therein.
(3)

Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of $7.735 per share, which is the average of the high and low prices of the Common Shares as reported on the Nasdaq Global Market on November 13, 2018.

EXPLANATORY NOTE

Urovant Sciences Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,212,916 common shares, par value $0.000037453 per share (the “Common Shares”), issuable to eligible persons under the Urovant Sciences Ltd. 2017 Equity Incentive Plan, as amended and restated, which Common Shares are in addition to the Common Shares previously registered on the Registrant’s registration statement on Form S-8 filed on September 27, 2018 (File No. 333-227593) (the “Prior Form S-8”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	EXHIBITS.

Exhibit Number	Description	Incorporated by Reference			Filing Date
		Schedule Form	File Number	Exhibit

4.1	Certificate of Incorporation.	S-1	333-226169	3.1	July 13, 2018

4.2	Memorandum of Association.	S-1	333-226169	3.2	July 13, 2018

4.3	Amended and Restated Bye-laws.	S-1	333-226169	3.3	July 13, 2018

5.1*	Opinion of Conyers Dill & Pearman Limited as to legality.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

99.1	2017 Equity Incentive Plan, as amended and restated.	S-1	333-226169	10.13	September 17, 2018

99.2	Forms of Option Grant Notice and Option Agreement under the 2017 Equity Incentive Plan, as amended and restated.	S-1	333-226169	10.14	September 17, 2018

99.3	Form of Early Exercise Stock Purchase Agreement under the 2017 Equity Incentive Plan, as amended and restated.	S-1	333-226169	10.15	September 17, 2018

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on this 14th day November, 2018.

UROVANT SCIENCES LTD.

By:	/s/ Keith A. Katkin
Keith A. Katkin
Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith A. Katkin and Christine G. Ocampo, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith A. Katkin Keith A. Katkin	Principal Executive Officer and Director	November 14, 2018

/s/ Christine G. Ocampo Christine G. Ocampo	Principal Financial and Accounting Officer (Urovant’s authorized representative in the United States)	November 14, 2018

/s/ Myrtle S. Potter Myrtle S. Potter	Director	November 14, 2018

/s/ Sef P. Kurstjens, M.D., Ph.D. Sef P. Kurstjens, M.D., Ph.D.	Director	November 14, 2018

/s/ Pierre Legault Pierre Legault	Director	November 14, 2018

/s/ Frank M. Torti, M.D. Frank M. Torti, M.D.	Director	November 14, 2018